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                                   AMENDMENT
                                     TO THE
                              WATERS CORPORATION
                             AMENDED AND RESTATED
                  1996 LONG-TERM PERFORMANCE INCENTIVE PLAN



     The Waters Corporation Amended and Restated 1996 Long-Term Performance Incentive Plan ("Plan") is hereby amended effective November 9, 1998 as follows:

     1. Section 7 of the Plan is amended by adding the following at the end of paragraph (b) thereof.

     Except as may be recommended by the Committee and approved by the Board, no Award of Restricted Stock shall have a Restricted Period of less than 3 years.

     2. Section 10 of the Plan is amended by adding the following at the end thereof:

     Notwithstanding the foregoing, no outstanding Award of Restricted Stock under the Plan may be amended to shorten the Restricted Period without the approval of the Board. No Award of Options may be amended to allow the exchange or repricing of such Options without the approval of the stockholders of the Company.

     3. Section 17 of the Plan is deleted in its entirety and the following new Section 17 is substituted therefor:

     17. Plan Amendment or Suspension. The Plan may be amended or suspended in whole or in part at any time from time to time by the Board; provided, however, that (i) no material amendment which is to the benefit of management or the Board shall be effective unless and until the same is approved by stockholders of the Company or (ii) no amendment shall be effective unless and until the same is approved by the stockholders of the Company where the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 under the Exchange Act and with other applicable law. No amendment of the Plan shall adversely affect in a material manner any right of any participant with respect to any Award theretofore granted without such participant's written consent, except as permitted under Paragraph 10.

          AMENDMENT executed on this 9th day of November, 1998.

                                       WATERS CORPORATION



                                       /s/ Douglas Berthiaume
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